UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 14, 2025
Date of report (Date of earliest event reported)

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10080 N Wolfe Road, Suite SW3-200, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 14, 2025, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) received a letter (the “MVLS Compliance Letter”) from the Listing Qualifications Department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) formally notifying the Company that it has regained compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”) and that the MVLS Requirement matter is now closed. The MVLS Compliance Letter was pursuant to a previous notice received on August 8, 2025 from Nasdaq Staff indicating, as previously reported, that the Company was not then in compliance with the MVLS Requirement because the Company had failed to maintain a minimum MVLS of $35 million over the previous 30 consecutive business days preceding such previous notice. Since then, Nasdaq Staff has determined that for the last 10 consecutive business days preceding the MVLS Compliance Letter, from September 30, 2025 to October 13, 2025, the Company’s MVLS has been $35 million or greater.

As previously disclosed, pursuant to the written notice received from Nasdaq on May 13, 2025 (the “Minimum Bid Price Notice”), the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days preceding the Minimum Bid Price Notice, the Company is not currently in compliance with Minimum Bid Price Requirement. As previously reported, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until November 10, 2025, to regain compliance with the Minimum Bid Price Requirement. The Company intends to continue to actively monitor the closing bid price of its common stock and assess potential actions to regain compliance with the Minimum Bid Price Requirement and may, if appropriate, consider and effectuate available options, including implementation of a reverse stock split of the Company’s common stock. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, or that the Company will be able to maintain compliance with this requirement or with the other Nasdaq continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Date: October 17, 2025	By:	/s/ Narayan Prabhu
Narayan Prabhu
Chief Financial Officer